Exhibit 99.1

Keith Cochran Joins KULR Technology Group as President & COO

Former Jabil SVP of $3.7 billion Asian smartphone division to lead growth initiatives in large-scale manufacturing automation and operational expansion

SAN DIEGO / ACCESSWIRE / March 08, 2021 / KULR Technology Group Inc. (OTCQB: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, today announces veteran manufacturing and operations executive Keith Cochran has joined the Company as President and Chief Operating Officer. An accomplished senior-level executive, Cochran brings over 25 years of successful operations and business management experience to KULR Technology Group. Prior to KULR, Mr. Cochran was most recently Senior Vice President of Jabil Greenpoint's (NYSE: JBL) Global Business Units in Singapore, where he led the $3.7 billion revenue smartphone technology division. Under his management, he oversaw a team employing over 65,000 people in the United States and Asia, managed over 45 original equipment manufacturers simultaneously, served as Country Manager in India and Brazil, and was the recipient of multiple Supplier of the Year awards.

As KULR Chief Operating Officer, Mr. Cochran will provide the leadership and organizational experience necessary to ensure KULR has proper operational controls and procedures in place to effectively manufacture and automate on mass scale with sound operating efficiency. Cochran brings a combination of international manufacturing experience, operations improvement and global go-to-market expertise to the California based thermal management company. Having driven growth strategies globally within several business units at Jabil, Inc., he will also focus on potential operational synergies inside Europe and Asia.

“As someone who has a passion for people and motivating others, as well as a love for industrial engineering and product manufacturing, I couldn’t imagine a better place to continue my career than at KULR Technology Group,” said Cochran. “I look forward to building a strong and successful operations unit that will help KULR deliver its carbon fiber thermal management technologies to the masses.”

"Keith has a broad 25-year supply chain management background, and in his tenure at Jabil he demonstrated an astute ability to run day-to-day operations on a large scale while executing difficult changes with exceptional results," said Michael Mo, KULR Technology Group CEO. "He is an outstanding addition to our team and we value his guidance as he leads KULR's operational expansion going forward."

As a senior member of the leadership team, Cochran will report directly to KULR CEO, Michael Mo.

About KULR Technology Group Inc.

KULR Technology Group Inc. (OTCQB:KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group Inc.

Main: (888) 367-5559

IR@KULRTechnology.com